EXHIBIT 31.2

CERTIFICATION

I, Winston M. Talbert, certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of Plains Exploration & Production Company; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Winston M. Talbert
Name: Winston M. Talbert Title: Chief Financial Officer

Date: September 22, 2011